EXHIBIT 99.4

CERTIFICATE OF DETERMINATION
OF
SERIES F PREFERRED STOCK
OF
SONIC SOLUTIONS

1.        The undersigned, ROBERT J. DORIS and MARY C. SAUER, hereby certify that:

2.        They are the duly elected and President and Secretary, respectively, of Sonic Solutions, a California corporation (the “Corporation”).

3.        The Corporation hereby designates 1,290,948 shares of Series F Preferred Stock (the “Series F Preferred Stock”).

4.        None of the shares of Series F Preferred Stock has been issued.

5.        None of the shares of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock (collectively, the “Junior Preferred”) were issued and outstanding as of the date of this Certificate.

6.        Of the 850,000 authorized shares of the Corporation’s Series D Preferred Stock (the “Series D Preferred Stock”), 373,775 shares remain issued and outstanding.

7.        Pursuant to authority given by the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles of Incorporation”), the Board of Directors of the Corporation (the “Board of Directors”) has duly adopted the following recitals and resolutions:

WHEREAS, the Restated Articles of Incorporation provide for a class of shares known as Preferred Shares (the “Preferred Shares”) issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Restated Articles of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly-unissued series of Preferred Shares, to fix the number of shares constituting any such series, and to determine the designation thereof and

WHEREAS, the Corporation has not issued any shares of Series F Preferred Stock and the Board of Directors desires to determine the rights, preferences, privileges and restrictions relating to the Series F Preferred Stock, and the number of shares constituting that series and the designation of that series.

NOW, THEREFORE, BE IT RESOLVED, that the President and the Secretary of this Corporation are each authorized to execute, verify and file a certificate of determination of preferences with respect to the Series F Preferred Stock in accordance with the laws of the State of California.

RESOLVED FURTHER, that the Board of Directors hereby determines the rights, preferences, privileges and restrictions relating to the Series F Preferred Stock, which shall be as set forth below:

“One Million Two Hundred Ninety Thousand Nine Hundred Forty Eight of the authorized shares of the Preferred Stock, none of which have been issued or are outstanding, are hereby designated “Series F Preferred Stock.”

The rights, preferences, privileges and restrictions relating to the Series F Preferred Stock are as follows:

1.        Dividends.  The holders of Series F Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors out of any assets at the time legally available therefor, prior to any dividends or distributions on any Junior Preferred or Common Stock of the Corporation (the “Common Stock”), but after all accumulated dividends have been paid to the holders of Series D Preferred Stock, cumulative dividends on each share of Series F Preferred Stock at the annual rate of 28.5 cents (as adjusted for any stock dividends, combinations, splits, reclassifications or similar events), until such shares have been converted into Common Stock. Such distributions shall be payable, when, as and if declared, quarterly in arrears, for each calendar quarter of each fiscal year of the Corporation beginning, with respect to any share of Series F Preferred Stock, when that share is first issued, prorated for the calendar quarter during which the share is issued on a daily basis as though a year consisted of 360 days. Distributions may be declared or paid upon shares of Junior Preferred or Common Stock only if the full amount of any accrued and unpaid dividends accrued on the Series F Preferred Stock through the relevant time shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart. Dividends on Series F Preferred Stock may be paid, at the election of the Corporation, in cash, in shares of Common Stock or a combination of cash and such shares. The number of shares of Common Stock issuable by the Corporation upon such election will be the number obtained by dividing the total dollar amount of accumulated dividends due and legally payable on each share of Series F Preferred Stock on the applicable payment date by the average of the volume weighted average price of the Common Stock on The Nasdaq National Market, as reported by Bloomberg, L.P., during the eleven trading days last preceding the payment date. The right to dividends on Series F Preferred Stock, if not declared and paid, shall accrue on each share of Series F Preferred Stock from the date on which such share of Series F Preferred Stock is issued by the Corporation and shall accrue from day to day until paid.

2.        Voting

        (a)    Except as otherwise provided herein or by law, each share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series F Preferred Stock could be converted and shall have the voting rights and powers equal to the voting rights and powers of the Common Stock. Holders of Series F Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law.

        (b)    In addition to any other rights provided by law, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series F Preferred Stock:

    (i)        amend or repeal any provision of, or add any provision to, the Corporation’s Restated Articles of Incorporation so as to alter or change the rights, preferences, privileges or restrictions of the Series F Preferred Stock;

    (ii)        increase the number of authorized shares of Series F Preferred Stock;

    (iii)       authorize or issue any class or series of stock having any rights, preferences, privileges or restrictions that are superior to, or on a parity with, the rights, preferences, privileges or restrictions of the Series F Preferred Stock; or

    (iv)       reclassify any of the Corporation’s outstanding securities into shares having any rights, preferences, privileges or restrictions that are superior to, or on a parity with, the rights, preferences, privileges or restrictions of the Series F Preferred Stock.

3.         Liquidation, Dissolution or Winding Up

        (a)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), after full payment has been made to the holders of Series D Preferred Stock, which shall be prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of Junior Preferred, Series F Preferred Stock or Common Stock by reason of their ownership thereof, the amount specified in the Certificate of Determination for such Series D Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of the Junior Preferred and the Common Stock, by reason of their ownership thereof, an amount equal to $7.13, plus all accrued but unpaid dividends, on each share of Series F Preferred Stock then held by such holders (the “Liquidation Preference”).

        (b)    If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution on the Series F Preferred Stock are insufficient to permit the holders of the Series F Preferred Stock to receive the full Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution on the Series F Preferred Stock shall be distributed among the holders of the Series F Preferred Stock in proportion to the number of shares of Series F Preferred Stock held by each such holder. After payment has been made to the holders of the Series F Preferred Stock of the full Liquidation Preference, the holders of Junior Preferred and Common Stock shall be entitled to receive the remaining available assets of the Corporation in accordance with their respective rights, if any.

        (c)    For the purposes of this Section 3: (i) a reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Corporation is a constituent corporation or is a party, and as a result of which combination transaction the holders of the Corporation’s voting securities immediately before the combination transaction, as a group, hold voting securities of the surviving entity immediately after the combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by a parent entity) having less than 50% of the total voting power of all outstanding securities of such surviving entity (or its parent entity, if applicable) or (ii) a sale of all or substantially all of the assets of the Corporation shall, in each such case, be treated as a Liquidation Event and shall entitle the holders of Series F Preferred Stock to receive the Liquidation Preference upon such Liquidation Event.

4.     Conversion

        (a)     At the Option of Holders.  Each holder of Series F Preferred Stock may, at any time upon surrender of the certificate therefor, convert any share of Series F Preferred Stock (with, necessarily, all accrued and unpaid dividends thereon) held by such holder into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date the certificate is surrendered for conversion. The Conversion Rate shall be one share of Common Stock for each share of Series F Preferred Stock, subject to adjustment as provided in Section 5 below.

        (b)        At the Option of the Corporation.  Beginning eleven weeks after the United States Securities and Exchange Commission declares effective a registration statement filed by the Corporation to register the shares of Common Stock into which the Series F Preferred Stock is convertible, the Corporation may, at any time by giving the notice specified in Subsection 6(b), require and cause the conversion of the Series F Preferred Stock (with all accrued and unpaid dividends thereon) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the Conversion Date specified in that notice. However, the Common Stock issuable upon such a conversion shall not be issued in fact, with respect to specific shares of Series F Preferred Stock, until the certificate representing those shares of Series F Preferred Stock is surrendered for conversion or the holder thereof notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

5.     Adjustment of Conversion Rate.  The number of and kind of securities to which a holder of Series F Preferred Stock is entitled upon conversion shall be subject to adjustment from time to time as follows:

        (a)       Subdivisions, Combinations and Other Issuances.  If the Corporation shall at any time or from time to time after the date hereof, but before the conversion of Series F Preferred Stock, subdivide its outstanding Common Stock as to which rights under this Certificate of Determination exist, by split-up or spin-off, or combine shares of its outstanding Common Stock as to which rights under this Certificate of Determination exist, the number of shares of Common Stock to which a holder of Series F Preferred Stock shall be entitled, upon conversion, as of and after the date of such split-up, spin-off or combination, shall forthwith be proportionately increased or decreased.

        (b)       Stock Dividend.  If, at any time or from time to time after the date hereof, the Corporation declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock (“Common Stock Equivalents”), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock into which each outstanding share of Series F Preferred Stock is then convertible shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all Common Stock Equivalents) of Common Stock as a result of such dividend.

(c)    Reclassification, Etc.  If, at any time or from time to time after the date hereof, the Common Stock is changed into the same or a different number of securities of any other class or classes, whether by reclassification, recapitalization or otherwise, then in any such event the holders of Series F Preferred Stock shall thereafter be entitled to receive, upon conversion of such Series F Preferred Stock, the number of shares or other securities, property, cash or other consideration resulting from the reclassification, recapitalization or other change, which would have been received by the holders of Series F Preferred Stock had such holders’ Series F Preferred Stock been converted into Common Stock immediately prior to such reclassification, recapitalization or change.

(d)    Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the date hereof, the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event described in Subsection 5(b) above but without payment of consideration by holders of the Common Stock for the additional securities, then in each such event provision shall be made so that the holders of the Series F Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the type and number of securities of the Corporation which they would have received had their Series F Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them during that period.

(d)    Adjustments: Additional Shares, Securities or Assets.  If at any time, as a result of an adjustment made pursuant to this Section 5, the holders of Series F Preferred Stock shall become entitled to receive shares or other securities other than Common Stock, then, wherever appropriate, all references in this Certificate to shares of Common Stock shall be deemed to refer to and include such shares or other securities, and thereafter the number of such shares or other securities shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)    Notice of Adjustments.  Whenever the number of shares of Common Stock or type of securities issuable upon the conversion of shares of Series F Preferred Stock shall be adjusted pursuant to this Section 5, the Corporation shall prepare and sign a notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated and the number of shares of Common Stock or type of securities issuable upon conversion after giving effect to the adjustment, and shall cause a copy of the notice to be mailed (by first class mail, postage prepaid) to the holders of Series F Preferred Stock.

6.        Mechanisms for Effecting Conversions

(a)    For Conversion at the Option of the Holder.  In the case of the conversion of shares of Series F Preferred Stock at the option of their holder, such conversion shall be effected by the holder’s surrendering the certificate or certificates representing those shares to the Corporation, together with a written conversion notice (a “Conversion Notice”). The Conversion Notice shall specify the date on which the conversion is to be effected, which may not be before the date the holder surrenders those certificates and delivers the Conversion Notice (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the first business day after the date that the certificates and Conversion Notice are received by the Corporation.

(b)    For Conversion at the Option of the Corporation.  In the case of the conversion of shares of Series F Preferred Stock at the option of the Corporation, the Corporation shall give the holders of the Series F Preferred Stock a Conversion Notice stating that the Series F Preferred Stock is being converted. That Conversion Date shall specify a Conversion Date, which shall not be before the date that is five business days after the date the Corporation gives the notice.

7.        Delivery of Stock Certificates

(a)    As soon as practicable after conversion of any shares of Series F Preferred Stock, the Corporation (at its expense including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued, in the name of and delivered to the holders of such Series F Preferred Stock, or as the holders of the Series F Preferred Stock may lawfully direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the holders of Series F Preferred Stock shall be entitled on such conversion, together with any other stock, securities or property to which the holders of Series F Preferred Stock are entitled upon such conversion.

(b)    In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) fast automated securities transfer program, upon request of the holders of Series F Preferred Stock and pursuant to this Section 7, the Corporation shall direct its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder’s prime broker with DTC through its deposit withdrawal agent commission system.

(c)    In lieu of any fractional shares to which a holder of the Series F Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of one share of Common Stock. Whether fractional shares would otherwise be issuable upon such conversion shall be determined on the basis of the total number of shares of Series F Preferred Stock of the holder at the time being converted into Common Stock and the number of shares of Common Stock issuable upon that aggregate conversion.

8.    Reservation of Shares Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, that number of shares of Common Stock as shall be necessary to effect the conversion of the Series F Preferred Stock into Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

9.    No Impairment.  The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against impairment. Because the Corporation’s right to cause conversion of the Series F Preferred Stock (see Subsection 4(b) above) depends on the registration with the Securities and Exchange Commission of the Common Stock into which the Series F Preferred Stock is convertible and because the Corporation will need the cooperation and assistance of the holder or holders of the Series F Preferred Stock to effect that registration, the holder or holders of the Series F Preferred Stock shall, likewise, in good faith assist the Corporation in carrying out all actions required of such holder or holders as may be reasonably necessary or appropriate in order to enable the Corporation to complete that registration promptly.

10.    No Reissuance of Series F Preferred Stock.  No share or shares of Series Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his or her own knowledge. The undersigned have executed this certificate at Novato, California as of November 20, 2002.

ROBERT J. DORIS,
President

MARY C. SAUER,
Secretary